UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2020

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 8.01OTHER EVENTS

On April 17, 2020, Mid Penn Bancorp, Inc. (“Mid Penn” or the “Corporation”) (NASDAQ: MPB), the parent company of Mid Penn Bank, reported that, as part of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act, it had received Paycheck Projection Plan (“PPP”) loan funding approval through the Small Business Administration (“SBA”) for 2,184 business customers totaling $470 million, of which $420 million had already been disbursed to 1,600 business customers through the date of this filing.  The remainder of the funding will be disbursed in the near future pending the completion of the related loan documents.  The companies that Mid Penn served through these loans employ over 50,000 people, and the protection of the paycheck of those employees was the primary objective of the program.  Mid Penn utilized its expertise as both a preferred-provider of SBA lending, and its highly experienced team of commercial lenders and community-based business development officers, to connect with numerous small businesses throughout its market area and provide such businesses with the assistance to apply for and obtain the PPP loans which are to be used primarily for employment-sustaining payroll costs and benefits, as well as other significant costs including the small businesses’ rent, mortgage, and utilities.

The PPP loans, which are 100 percent guaranteed by the SBA, have up to a two-year term to maturity and carry a low interest rate of 1 percent throughout the loan term.  The SBA may forgive the PPP loans if at least 75 percent of the proceeds are used for payroll costs.  Also, the borrowers will not have to make any payments for six months following the date of disbursement of the loan, though interest will continue to accrue during the deferment period.   The SBA also provided Mid Penn Bank and other financial institutions who participated in the PPP with a processing fee on each loan, with the amount of such fee pre-determined by the SBA dependent upon the size of each credit.  Based upon the varying sizes of and the total volume of PPP loans originated through Mid Penn Bank, the Corporation expects to realize between $13 and $15 million of processing fees.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, and oral statements made regarding the subjects of this Current Report on Form 8-K, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions.  These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. For a list of factors which could cause results to differ materially from such forward-looking statements, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019. The statements in this Current Report on Form 8-K are made as of the date hereof, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press release, dated April 17, 2020, of Mid Penn Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: April 17, 2020	By:	/s/ Michael D. Peduzzi
Michael D. Peduzzi
Senior Executive President and Chief Financial Officer